Exhibit 16(b)

                    MERDINGER, FRUCHTER, ROSEN & COMPANY, PC
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10106

September  27,  2002

Mr.  Brian  Bonar
Imaging  Technologies  Corporation
2111  Palomar  Airport  Road,  Suite  200
Carlsbad,  CA  92009

Dear  Brian:

This  is  to  confirm  that  the  client-auditor  relationship  between  Imaging
Technologies Corporation (Commission file number 0-12641) and Merdinger, Fruchter, Rosen & Company, P.C. has ceased.

Very  truly  yours,

MERDINGER,  FRUCHTER,  ROSEN  &  COMPANY,  P.C.

/s/  Leonard  Fruchter,  CPA

LF:lg

cc:     Office  of  the  Chief  Accountant
     SECPS  Letter  File
     Securities  and  Exchange  Commission
     Mail  Stop  9-5
     450  Fifth  Street,  NW
     Washington,  DC  20549